UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2015

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 28, 2015, South State Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 20,114,185 shares of the Company’s common stock, representing 83.3% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders were asked to vote to (1) elect six members of the Board of Directors, and  (2) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.  The voting results for each proposal are as follows:

1) Approval of a proposal to elect the following individuals as directors of the Company:

Nominees for Director	Votes For	Votes Withheld	Uncast Votes
M. Oswald Fogle	16,900,360	187,962	—
Herbert G. Gray	16,792,955	295,367	—
Cynthia A. Hartley	16,956,945	131,377	—
John C. Pollok	15,978,626	1,109,696	—
Thomas E. Suggs	16,544,977	543,345	—
Kevin P. Walker	16,959,790	128,532	—

Each elected director received at least 93% of the voted shares in favor of their election.

The following individuals continue to serve as directors until our Annual Meeting in the year indicated:

Directors Whose Terms Will Expire in 2018
M. Oswald Fogle
Herbert G. Gray
Cynthia A. Hartley
John C. Pollok
Thomas E. Suggs
Kevin P. Walker

Directors Whose Terms Will Expire in 2017
Luther J. Battiste, III
Paula Harper Bethea
Robert R. Hill, Jr.
Thomas J. Johnson
Ralph W. Norman, Jr.
Alton C. Phillips

Directors Whose Terms Will Expire in 2016
Jimmy E. Addison
Robert H. Demere, Jr.
Robert R. Horger
James W. Roquemore
Richard W. Salmons, Jr.
B. Ed Shelley, Jr.
John W. Williamson, III

2) Approval to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015:

	Votes	% of Shares Outstanding	% of Shares Voted
Voting For	19,949,274	82.58%	99.18%
Voting Against	146,793	0.61%	0.73%
Abstain From Voting	18,118	0.08%	0.09%
Total	20,114,185	83.27%	100.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date:	April 30, 2015	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer